SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 0)

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

ESSENTIAL REALITY, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was November 7, 2003. The mailing address for purposes of communicating with the Company is 263 Horton Highway, Mineola, New York 11501.

     (b) This Information Statement will be mailed to security holders on or after November 17, 2003.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

            None.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement.

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement .

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 18,588,110 as of September 20, 2003, of which 9,600,000 voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was September 20, 2003.

     (c)-(e) Inapplicable

    14A Items 7 through 10.

        Inapplicable.

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

        (a) The Company intends to amend its Article of Incorporation with respect to the total authorized capital stock as follows:

              The total number of shares which shall comprise the  authorized capital stock of the corporation will be 1,000,000,000 shares  with a par value of $0.001 per share.

              The 1,000,000,000 shares of authorized capital stock with a par value of $0.001 per share shall be designated as shares of voting "Common Stock".

        (b) The shares of "Common Stock" to be authorized will be identical in rights, privilege and preferences to those shares of the company's common stock already issued and outstanding.

        (c)  The Company has no current plans to issue any additional shares of stock.

        (d) Not applicable.

       14A Item 12. Modification or Exchange of Securities.

        Not applicable.

       14A Item 13. Financial and Other Information.

        (a) Financial statements are incorporated by reference to the company's most recent 10-KSB, for the year ended December 31, 2002, filed as of June 27, 2003.

        (b) See (a) above.

        (c) The list of filings incorporated by reference appears on the last page of this document.

    14A Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

        Not applicable.

    14A Items 15, 16, 17 and 18 are inapplicable to this information statements.

    14A Item 19. Amendment of Charter, By-Laws or Other Documents.

            The Articles of Incorporation would be amended with respect to the authorized capital stock of the Company as follows:

            "The total number of shares which shall comprise the authorized capital stock of the corporation will be 1,000,000,000 shares with a par value of $0.001 per share.

              The 1,000,000,000 shares of authorized capital stock with a par value of $0.001 per share shall be designated as shares of voting "Common Stock."

    14A Item 20. Other Proposed Action.

            Inapplicable to this information statement.

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESSENTIAL REALITY, INC.

(Registrant)

By: /s/ George Mellides

       George Mellides, CFO

Dated: November 7, 2003

MATERIAL INCORPORATED BY REFERENCE:

              Annual Report on Form 10KSB, filed June 27, 2003, for the period ending December 31, 2002.